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                                                                   Exhibit 10.14


                               PURCHASE AGREEMENT

                  THIS PURCHASE AGREEMENT (this "AGREEMENT"), dated April 14, 2000, is by and between Microsoft Corporation, a Washington corporation ("MICROSOFT"), and the other persons listed on the signature page hereto (collectively with Microsoft, the "PURCHASERS"), and Comm Vault Systems, Inc., a Delaware corporation (the "COMPANY").

                  WHEREAS, the Company and Microsoft are entering into an arrangement whereby the Company may develop certain software for Microsoft and Microsoft will invest in the Company;

                  WHEREAS, each of the other Purchasers desire to invest in the Company; and

                  WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of 4,361,555 shares of its Series AA Preferred Stock (the "SHARES") and the Purchasers desire to purchase the Shares on the terms and subject to the conditions described herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:

                  1. DEFINITIONS. Capitalized terms that are not defined in the text of this Agreement have the meanings set forth below:

         "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. For purposes of this definition, a Person shall be deemed to control another Person if the first Person owns or holds more than 50% of the voting power of the second Person.

         "Amended Certificate" shall mean the Amended and Restated Certificate of Incorporation of the Company in the form of Exhibit 2.

         "Board of Directors" shall mean the board of directors of the Company.

         "Engineering and Marketing Agreement" shall mean an Engineering and Marketing Agreement to be entered into between Microsoft and Company as of the Closing.

         "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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         "Initial Public Offering" shall mean the initial public offering or sale of common stock by the Company through underwriters or otherwise, that requires registration, qualification or the filing of a prospectus under applicable securities laws.

         "Knowledge" means the actual knowledge of N. Robert Hammer, Louis Miceli, Larry Cormier or Al Bunte.

         "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

         "Lien" shall mean any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

         "Material Adverse Effect" shall mean an effect on the business, operations, assets, liabilities, results of operations, cash flows or condition (financial or otherwise) of the Company which is material and adverse.

         "Non-Preemptive Shares" shall mean any voting shares of the capital stock of the Company issued, sold, granted or conveyed (i) in connection with any acquisition of all or a portion of any Person or a merger or combination with any Person duly authorized by the Board of Directors, (ii) to any current or new director, officer, employee or consultant of the Company pursuant to any plan or arrangement, now or hereafter existing, duly authorized by the Board of Directors or (iii) pursuant to any of the items listed on Schedule B.

         "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity.

         "Preferred Stock" shall mean the Company's issued and outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

         "Registration Rights Agreement" shall mean a Registration Rights Agreement to be entered into between Purchasers and the Company as of the Closing in the form of Exhibit 1.

         "Related Agreements" shall mean, (i) with respect to the Company and Microsoft, the Engineering and Marketing Agreement, the Registration Rights Agreements and the Warrant and (ii) with respect to the other Purchasers, only the Registration Rights Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stock Plan" shall mean the Company's stock plan, as described on SCHEDULE B.

         "Subsidiaries" shall mean the Persons set forth on SCHEDULE A.

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         "Warrant" shall mean a warrant to be issued to Microsoft to purchase shares of common stock of the Company in connection the conditions specified in the Engineering and Marketing Agreement.

                  2. PURCHASE AND SALE OF SHARES.

         (a) PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Purchasers shall purchase, and the Company shall issue and sell to the Purchasers the Shares for an aggregate purchase price (the "Purchase Price") of $25,000,002. The number of Shares being sold to each Purchaser and the portion of the Purchase Price attributable thereto is set forth under such Purchaser's name on the signature page hereto.

         (b) CLOSING. The closing (the "Closing") of the transactions described herein shall occur on April 14, 2000, or such other date as agreed upon by the Purchasers and the Company. At the Closing, the Purchasers shall pay the Company the Purchase Price in cash by wire transfer of immediately available funds to an account designated by the Company at least three business days before the Closing and the Company shall deliver to each Purchaser a certificate representing the Shares purchased by such Purchaser.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each of the Purchasers:

         (a) DUE INCORPORATION; SUBSIDIARIES. Each of the Company and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted. Each of the Company and the Subsidiaries is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification, except where the failure to be so licensed or qualified would not individually or in the aggregate have a Material Adverse Effect. Except as set forth on SCHEDULE A, the Company has no direct or indirect subsidiaries, either wholly or partially owned, and the Company does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person. Each Subsidiary is wholly owned by the Company.

         (b) DUE AUTHORIZATION. The Company has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and its Related Agreements have been duly and validly approved by the board of directors of the Company and no other actions or proceedings on the part of the Company are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of the Company and the Company's Related Agreements upon execution and delivery by the Company will constitute legal, valid and binding obligations of the Company, in

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each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (c) CONSENTS AND APPROVALS; AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (i) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement that has not been received by the Company is necessary in connection with the execution, delivery and performance by the Company of this Agreement and the execution, delivery and performance by the Company of Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (ii) The execution, delivery and performance by Company of this Agreement and its Related Agreements do not and will not (1) violate any Law; (2) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which the Company, is a party or by which the Company or any of its assets or properties are bound; (3) permit the acceleration of the maturity of any indebtedness of the Company or indebtedness secured by its assets or properties; or (4) violate or conflict with any provision of any of the Certificate of Incorporation, charter or by-laws of the Company.

         (d) CAPITALIZATION.

                  (i) The authorized capital stock of the Company is as described in the Amended Certificate. All of the outstanding capital stock of the Company and each Subsidiary (i) is validly issued, fully paid and nonassessable and (ii) is free of preemptive rights (except as provided in the Amended Certificate or this Agreement). When issued, the Shares, the Conversion Shares and the Warrant Shares will be validly issued, fully paid and nonassessable.

                  (ii) Except as set forth above or on SCHEDULE B, there are no shares of capital stock or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of its capital stock or other securities (whether or not such securities have voting rights). Except as set forth in SCHEDULE B, there are no outstanding contractual obligations of the Company which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of its capital stock or other securities.

         (e) LITIGATION.

                  (i) There is no claim, action, suit, investigation or proceeding ("Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any

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Subsidiary, or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which (1) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (2) if resolved adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect.

                  (ii) Neither the Company nor any Subsidiary is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Authority, except for defaults or breaches, which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (f) COMPLIANCE WITH LAWS. The Company and each Subsidiary are in compliance in all material respects with allapplicable Laws.

         (g) OFFERING OF SHARES. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Shares) which might reasonably be expected to subject the offering, issuance or sale of the Shares to the registration requirements of the Securities Act.

         (h) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each of the Purchasers severally but not jointly hereby represents and warrants to the Company as follows:

         (a) DUE INCORPORATION. Each Purchaser that is not an individual is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to carry on its business as they are now being owned, leased, operated and conducted.

         (b) DUE AUTHORIZATION. Each Purchaser that is not an individual has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Purchaser of this Agreement and its Related Agreements have been duly and validly approved by its governing body empowered to authorize the transactions contemplated by this Agreement and its Related Agreements and no other actions or proceedings on the part of such Purchaser are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby.

         (c) DUE EXECUTION; BINDING EFFECT. Such Purchaser has validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes legal, valid and binding obligations of such Purchaser and such Purchaser's Related Agreements upon execution and delivery by such Purchaser (as applicable) will constitute legal,

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valid and binding obligations of such Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

         (d) CONSENTS AND APPROVALS; AUTHORITY RELATIVE TO THIS AGREEMENT.

                  (i) No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by such Purchaser of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby.

                  (ii) The execution, delivery and performance by such Purchaser of this Agreement and its Related Agreements do not and will not (1) violate any Law; (2) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of such Purchaser under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which Purchaser is a party or by which such Purchaser or any of its assets or properties are bound; (3) permit the acceleration of the maturity of any indebtedness of such Purchaser or indebtedness secured by its assets or properties; or (4) for each Purchaser that is not an individual, violate or conflict with any provision of such Purchaser's organizational documents.

         (e) BROKERS. No broker, lender or investment banker is entitled to any brokerage, lender's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of such Purchaser.

         (f) PURCHASE FOR INVESTMENT. Such Purchaser is purchasing the Shares hereunder for investment without any intent of the distribution thereof within the meaning of the Securities Act.

         (g) ACCREDITED INVESTOR. Such Purchaser is an "accredited investor" within the meaning of Regulation 501(a) under the Securities Act and is able to bear the economic risk of acquisition of the Shares, can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the proposed investment. Such Purchaser has been furnished the opportunity to ask questions of and receive answers from representatives of the Company concerning the business and financial affairs of the Company.

                  5. COVENANTS.

         (a) CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, unless the Purchasers otherwise agree in writing,
(1) conduct its business only in the ordinary course and

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consistent with past practice; (2) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; and (3) comply in all material respects with applicable Laws. Except as expressly contemplated by this Agreement between the date of this Agreement and the Closing, the Company shall not do any of the following without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld or delayed:

                  (i) change any of its methods of accounting or accounting practice, other than such changes required by GAAP;

                  (ii) (1) repurchase, redeem or otherwise acquire or exchange any share of its common stock or other equity interests; (2) except for issuances of its common stock pursuant to the exercise of options to purchase common stock outstanding on the date hereof pursuant to any of the arrangements listed on SCHEDULE B or an increase determined in good faith by the Company in the amount of common stock to be issued under the Stock Plan, issue or sell any additional shares of the capital stock of, or other equity interests in, the Company, or securities convertible into or exchangeable for such shares or other equity interests, or issue or grant any subscription rights, options, warrants or other rights of any character relating to shares of such capital stock, such other equity interests or such securities; or (3) declare, set aside, make or pay any dividend, or make any distribution, in respect of any of its shares of capital stock other than as required with respect to the Preferred Stock;

                  (iii) amend its charter or by-laws or other organizational documents except with respect to the filing of the Amended Certificate;

                  (iv) take any action that is reasonably likely to result in any of the representations and warranties set forth in Section 3 becoming false or inaccurate in any material respect as of the Closing; or

                  (v) agree to take any of the actions restricted by this
Section 5(a).

         (b) BOARD REPRESENTATION; OBSERVERS. Microsoft shall be entitled to designate for election to the Board of Directors one director (the "MICROSOFT DIRECTOR") and, in addition, designate one non-voting observer (the "NON-VOTING OBSERVER") to attend and participate in (but not vote at) all meetings of the Board of Directors. The Company will take all action necessary for the Microsoft Director to be elected to the Board of Directors as of the Closing. In connection with any annual meeting of stockholders of the Company at which the term of the Microsoft Director is to expire, the Company will take all necessary action to cause the Microsoft Director to be nominated and use its reasonable best efforts to cause the Microsoft Director to be elected to the Board of Directors. In the event a vacancy shall exist in the office of the Microsoft Director, Microsoft shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Company next following such election, nominate such successor for election as director by the stockholders and use its reasonable best efforts to cause the successor to be elected. The Non-Voting Observer shall have the same access to information concerning the business and operations of the Company and at the same time as the directors of the Company, and shall be entitled to participate in discussions and consult with the Board of Directors without voting. The provision of any such information to the Non-Voting Observer shall be subject to the receipt by

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the Company of a confidentiality agreement covering such information and reasonably acceptable to the Company and the Non-Voting Observer. Microsoft's right to nominate the Microsoft Director and the Non-Voting Observer and the Company's obligation to take any action to cause the Microsoft Director to be elected to the Board of Director shall terminate as of the Initial Public Offering. In addition, the term of the Microsoft Director and all rights of the Microsoft Director and the Non-Voting Observer, including the rights to observe the books and records of the Company as provided above, shall expire as of such time. Microsoft agrees that the information provided by the Company, officers, directors and employees pursuant to this Section 5(b) will be used solely for the purpose of evaluating Microsoft's investment in the Shares, the Conversion Shares and the Warrant Shares, and that such information will be kept strictly confidential by Microsoft; PROVIDED that the foregoing obligation of Microsoft shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by Microsoft or by persons to whom Microsoft has made such information available or (ii) is or becomes available to Microsoft on a non-confidential basis from a third party that is not, to Microsoft's knowledge, bound by any other confidentiality agreement with the Company or its subsidiaries, or (b) prohibit disclosure of any information if required by Law or the rules of any stock exchange. Microsoft hereby acknowledges that it is aware that the United States securities laws prohibit any person who has received from an issuer or any Affiliate thereof any material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Microsoft acknowledges and agrees that there would be no adequate remedy at Law if Microsoft fails to perform its obligations under this Section 5(b) and accordingly agrees that the Company, in addition to any other remedy to which it may be entitled at Law or in equity, shall be entitled to compel specific performance of the obligations of Microsoft under this Section 5(b).

         (c) AMENDED CERTIFICATE. The Company shall, prior to or concurrently with the Closing, cause the Amended Certificate to be filed with the Secretary of State of the State of Delaware.

         (d) COOPERATION. Each of the Purchasers and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all such further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement.

         (e) RESERVE SHARES. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Shares, the number of shares of common stock from time to time issuable upon conversion of all Shares at the time outstanding (the "CONVERSION SHARES") and any shares to be issued pursuant to the Warrant (the "WARRANT SHARES"). All Conversion Shares and Warrant Shares shall be duly authorized and, when issued upon such conversion or exercise, shall be validly issued, fully paid and nonassessable.

         (f) RESTRICTIONS ON TRANSFER. The Purchasers will not, prior to the earlier of (a) December 31, 2004 or (b) the time of the closing of the Initial Public Offering, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate, or otherwise dispose of, directly or indirectly, ("TRANSFER") any of the Shares or any Conversion Shares except for (i) Transfers between and among the Purchasers and their Affiliates provided such Transfer is in accordance

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with the transfer restrictions applicable to the Shares or the Conversion Shares under federal and state securities laws and the Affiliate transferee agrees to be bound by the restrictions applicable to such Shares or Conversion Shares, including without limitation the agreements set forth in this Section 5(f), and
(ii) Transfers (x) pursuant to a bona fide tender or exchange offer made pursuant to a merger or other agreement approved by the Board of Directors to acquire securities of the Company; provided, that the Purchasers may not tender or exchange in such offer unless at least 50% of the outstanding voting securities of the Company have previously been tendered or exchanged by other holders of the Company's securities in connection therewith, (y) pursuant to any cash merger, or other business combination transaction to which the Company is a party or involved in which the common stock of the Company's stockholders is exchanged for cash upon consummation of such merger or other business combination or (z) agreed to in writing by the Company. Notwithstanding any other provision of this Section 5(f), no Purchaser shall avoid the provisions of this Section 5(f) by making one or more transfers to one or more Affiliates and then disposing of all or any portion of such Purchaser's interest in any such Affiliate.

         (g) PREEMPTIVE RIGHT. If at any time the Company desires to issue or sell any shares (the "ADDITIONAL SHARES") of its capital stock that entitle the holder thereof to voting rights (other than Non-Preemptive Shares) to any Person, the Company shall give a written notice (the "ISSUANCE NOTICE") to the Purchasers setting forth the proposed terms of such Additional Shares and the quantity of Additional Shares to be issued, the issuance date and the price at which such Additional Shares shall be issued. Each of the Purchasers shall have the option to purchase the number of Additional Shares necessary to maintain such Purchaser's percentage of issued and outstanding voting shares of the Company at the time of the Issuance Notice, which option may be exercised by giving written notice to the Company (the "RESPONSE NOTICE") within 14 days of the Issuance Notice that contains an unconditional agreement to purchase all (and not less than all) of the Additional Shares to which such Purchaser is entitled to purchase. Failure by a Purchaser to give the Response Notice to the Company within such 14-day period shall be deemed to be a rejection of such option. At the option of the Company, within 14 days of Company's receipt of the Response Notice or at the time of the closing of the sale of Additional Shares to any Persons pursuant to the next sentence, the Company shall sell to such Purchaser and such Purchaser shall purchase the Additional Shares that such Purchaser agreed to purchase in the Response Notice, at the price and on the terms set forth in the Issuance Notice. For a period of 270 days after any Issuance Notice, the Company shall have the right to issue or sell to any Person up to the number of Additional Shares specified in the Issuance Notice less the number of Additional Shares pursuant to duly tendered Response Notices at a price and on terms not materially less favorable to the Company than as specified in the Issuance Notice. If the Company desires to issue or sell Additional Shares, (i) after such 270-day period, (ii) on terms materially less favorable to the Company than as specified in the Issuance Notice or (iii) in a quantity greater than as specified in the previous sentence, the Company must again comply with this Section 5(g). The rights and obligations of the parties pursuant to this Section 5(g) shall terminate upon the closing of an Initial Public Offering.

         (h) COMPLIANCE WITH SECURITIES LAWS. Such Purchaser understands that the Shares, the Conversion Shares and the Warrant Shares will not be registered under the Securities Act or applicable state securities laws and agrees not to sell, pledge or otherwise transfer any of the Shares, Conversion Shares and the Warrant Shares in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

Except as set forth in the Registration Rights Agreement, such Purchaser acknowledges that the Company is not required to register the Shares, the Conversion Shares or the Warrant Shares.

                  6. CONDITIONS.

         (a) CONDITIONS TO OBLIGATIONS OF THE PURCHASERS. The obligations of the Purchasers to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (i) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby;

                  (ii) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct when made and as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

                  (iii) The Company shall have performed, satisfied and complied in all material respects with all of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing;

                  (iv) The Company shall have delivered to the Purchasers an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses (ii) and (iii) of this Section 6(a);

                  (v) The Company shall have executed and delivered to each of the Purchasers the Registration Rights Agreement;

                  (vi) The Amended Certificate shall have been duly filed with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware and the Amended Certificate shall be in full force and effect;

                  (vii) The Company shall have executed and delivered to Microsoft the Engineering and Marketing Agreement;

                  (viii) The Company shall have executed and delivered to Microsoft the Warrant;

                  (ix) The Conversion Shares and the Warrant Shares shall have been duly authorized and reserved for issuance;

                  (x) Mayer, Brown & Platt shall have delivered an opinion in form and substance reasonably satisfactory to Purchasers; and

                  (xi) There shall not have occurred any event, circumstances, condition, fact, effect, or other matter which has had or would reasonably be expected to have a Material Adverse Effect.

         (b) CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (i) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby;

                  (ii) Each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct when made and as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Purchasers' ability to perform its obligations under this Agreement;

                  (iii) Each of the Purchasers shall have executed and delivered to the Company its Related Agreements;

                  (iv) The Purchasers shall have performed, satisfied and complied in all material respects with all of their covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing Date; and

                  (v) Each of Purchasers shall have delivered to the Company a certificate certifying as to his compliance with the conditions set forth in clauses (ii) and (iii) of this Section 6(b).

                  7. TERMINATION. This Agreement shall be terminable:

                  (i) by the parties upon mutual written agreement;

                  (ii) by the Company, on one hand, and the Purchasers, on the other hand, if the other party materially breaches any covenant, representation or warranty contained herein, upon written notice to such breaching party; and

                  (iii) by the Company, on one hand, and the Purchasers, on the other hand, if any condition precedent to any party's obligation to proceed with the Closing is not satisfied by May 31, 2000, upon written notice to the other party (provided that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this agreement had been the cause of or resulted in the failure of the Closing to occur before such date).

Upon termination of this Agreement, all obligations of each party hereunder shall terminate except those obligations pursuant to Sections 13, 19, 20, 21 and
22. Neither party shall have any
liability to the other party upon a termination of this Agreement, unless such termination arises under clause (ii) above.

                  8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the parties contained in this Agreement shall expire on the 18-month anniversary of the Closing. After the expiration of such period, any claim by a party based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has given notice to the other party of a claim for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Section 8. The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until performed in accordance with their terms.

                  9. RESTRICTIVE LEGENDS. In addition to the restrictions set forth in Section 5(f), no Shares, Conversion Shares or Warrant Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel acceptable to the Company shall advise the Company that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL BE CONVERTIBLE INTO THE COMPANY'S COMMON STOCK IN THE MANNER AND ACCORDING TO THE TERMS SET FORTH IN THE CERTIFICATE OF INCORPORATION. THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OR SERIES OF STOCK. AS REQUIRED UNDER DELAWARE LAW, THE COMPANY SHALL FURNISH TO ANY HOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL SUMMARY STATEMENT OF THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED BY THE COMPANY SO FAR AS THEY HAVE BEEN FIXED AND DETERMINED AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE DESIGNATIONS, VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS OF THE CLASSES AND SERIES OF SECURITIES OF THE COMPANY.

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT. THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER

         THE PROVISIONS OF THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

         THE SALE, PLEDGE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF APRIL 14, 2000, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICE'S OF THE COMPANY. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE COMPANY.

                  10. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement shall bind and inure to the benefit of the Company and the Purchasers and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Purchasers; PROVIDED that the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Purchasers, and provided further that the Purchasers may not assign their rights or obligations under this Agreement to any Person (other than an Affiliate) without the prior written consent of the Company. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  11. NOTICES. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by fax with receipt acknowledged, (iii) five days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or
(iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as set forth below:

         If to Microsoft:

                  Microsoft Corporation
                  One Microsoft Way
                  Redmond, Washington 98502
                  Attn: Chief Financial Officer
                  Facsimile: (425) 936-7329
                  with a copy to: Law and Corporate Affairs
                  Facsimile: (425) 936-7329

         If to any of the other Purchasers, at the address set forth under his name on the signature page.

         With a copy to:

                  Preston, Gates & Ellis
                  701 5th Avenue, Suite 5000
                  Seattle, Washington 98104
                  Attn: Richard B. Dodd
                  Facsimile: (206) 623-7022

         If to the Company:

                  CommVault Systems, Inc.
                  2 Crescent Place
                  Oceanport, New Jersey 07757
                  Attn: N. Robert Hammer
                  Facsimile: (732) 870-4514

         With a copy to:

                  Mayer, Brown & Platt
                  190 S. LaSalle Street
                  Chicago, Illinois 60603
                  Attention: Philip J. Niehoff
                  Facsimile: (312) 701-7711

                  12. FURTHER ASSURANCES. At any time or from time to time after the Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

                  13. PUBLIC DISCLOSURE. Except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by any of the Purchasers or the Company or any of their respective Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Purchasers and Company, in any case, as to form, content, timing and manner of distribution or publication; provided, however, that nothing in this Section shall prevent such parties from (i) discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions or (ii) disclosing such information about such transactions in a registration statement or prospectus in connection with the Initial Public Offering. Each of the parties acknowledge and agree that there would be no adequate remedy at Law if it fails to perform its obligations under this Section 13 and accordingly agrees that each of the other parties, in addition to any other remedy to which it may be entitled at Law or in equity, shall be entitled to compel specific performance of the obligations of the first party under this Section 13.

                  14. WAIVER. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

                  15. ENTIRE AGREEMENT. This Agreement and the Related Agreements constitute the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates with respect to the matters set forth herein.

                  16. SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

                  17. CAPTIONS. The Section references herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                  18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  19. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                  20. [INTENTIONALLY OMITTED]

                  21. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  22. FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expense.

                  23. JOINT PARTICIPATION IN DRAFTING. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.

                            MICROSOFT CORPORATION

                            By: /S/ ILLEGIBLE
                               ---------------------------------------
                            Name:
                                 -------------------------------------
                            Title:
                                  ------------------------------------
                            Shares: 2,616,933
                                   -----------------------------------
                            Purchase Price: $15,000,000


                            /S/ GREG REYES
                            ------------------------------------------
                            GREG REYES
                            1901 Guadelupe Parkway
                            San Jose, CA 95131
                            Shares:  87,321
                                   -----------------------------------
                            Purchase Price: 500,000
                                            --------------------------

                            THE VAN WAGONER FUNDS

                            By: /S/ GARRETT R. VAN WAGONER
                                --------------------------------------
                            Name: GARRETT R. VAN WAGONER
                                  ------------------------------------
                            Title: DIRECTOR
                                   -----------------------------------
                            345 California Street
                            Suite 2450
                            San Francisco, California 94104
                            Shares: 582,703
                            Purchase Price: $3,339,995

                            VAN WAGONER CAPITAL PARTNERS, L.P.

                            By: /S/ GARRETT R. VAN WAGONER
                                --------------------------------------
                            Name: GARRETT R. VAN WAGONER
                                  ------------------------------------
                            Title: GENERAL PARTNER
                                   -----------------------------------
                            345 California Street
                            Suite 2450
                            San Francisco, California 94104
                            Shares: 22,021
                            Purchase Price: $126,222

                            VAN WAGONER CROSSOVER FUND, LP

                            By: /S/ GARRETT R. VAN WAGONER
                                --------------------------------------
                            Name: GARRETT R. VAN WAGONER
                                  ------------------------------------
                            Title: MANAGING MEMBER GENERAL PARTNER
                                   -----------------------------------
                            345 California Street
                            Suite 2450
                            San Francisco, California 94104
                            Shares: 1,000,329
                            Purchase Price: $5,733,785

                            /S/ BILL RUSHER
                             -----------------------------------------
                            BILL RUSHER
                            142 Sansome Street
                            5th Floor
                            San Francisco, CA 94104
                            Shares: 8,723
                                    ----------------------------------
                            Purchase Price: $50,000
                                            --------------------------


                            /S/ FRANK JUSKA
                            ------------------------------------------
                            FRANK JUSKA
                            142 Sansome Street
                            5th Floor
                            San Francisco, CA 94104
                            Shares: 8,723
                                    ----------------------------------
                            Purchase Price: $50,000
                                            --------------------------


                            /S/ WILL HERMAN
                            ------------------------------------------
                            WILL HERMAN
                            8 Cobblestone Place
                            Sudbury, MA 01776
                            Shares: 34,842
                                    ----------------------------------
                            Purchase Price: $200,000
                                            --------------------------

                            COMMVAULT SYSTEMS, INC.

                            By: /S/ N. ROBERT HAMMER
                                --------------------------------------
                            Name: N. ROBERT HAMMER
                                  ------------------------------------
                            Title: CEO
                                   -----------------------------------

                                   SCHEDULE A

                                  SUBSIDIARIES

CommVault Systems (Canada) Inc., a Canadian corporation
CommVault Systems Mexico S de RL de CV, a Mexican company
CommVault Holding Company BV, a Netherlands company
CommVault Systems Netherlands BV, a Netherlands company

                                   SCHEDULE B

1. Employment Agreement, dated as of January 20, 1999, between the Company and N. Robert Hammer, under which Mr. Hammer has received options to purchase common stock.

2. Corporate Change of Control Agreements, between the Company and (i) Louis Miceli, (ii) Brian McAteer, (iii) Harry Cormier and (iv) Al Bunte.

3. Stock Plan dated as of May 22, 1996, pursuant to which (i) the Company is authorized to issue options to purchase 8.7 million shares of its common stock and (ii) options to purchase 8.2 million shares of common stock have been granted.

4. Preferred Stock holders have conversion rights, pursuant to the Amended Certificate, and preemptive rights pursuant to the Stockholders' Agreement, dated as of May 22, 1996 and amended as of July 23, 1998, between the Company and DLJ Merchant Banking Partners, L.P., DLJ International Partners C.V., DLJ Offshore Partners C.V., DLJ Merchant Banking Funding, Inc., DLJ Capital Corporation, Sprout Growth II L.P., Sprout CEO Fund L.P. and certain other investors.

5. A Warrant to purchase common stock was issued to DLJ Merchant Banking Partners, L.P. and certain of its Affiliates in connection with the Loan Agreement dated as of January 14, 2000, between the Company and the Lenders therein.

6. Purchase Agreement, dated as of August 4, 1999, between the Company and Comm Vault Systems International, B.V. ("CVSI") and the shareholders of CVSI, pursuant to which the Company's common stock would be issued in consideration for the acquisition of the business of CVSI by the Company.

7. The Company expects to consummate an acquisition of Northern Concepts Incorporated ("NCI"), pursuant to which the Company's common stock may be issued in consideration for the acquisition of the business of NCI by the Company.

The Company may, from time to time, issue additional shares of common stock or options or warrants to purchase its common stock in an effort to recruit new officers and employees.